TF FINANCIAL CORPORATION

                           INCENTIVE COMPENSATION PLAN






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                            TF FINANCIAL CORPORATION

                           INCENTIVE COMPENSATION PLAN

                                Table of Contents
                                -----------------


                                                                         PAGE
                                                                         ----

ARTICLE       I.    General Provisions.....................................1
                    1.01     Purpose.......................................1
                    1.02     Effective Date................................1

ARTICLE       II.   Definitions............................................1
                             "Bank"........................................1
                             "Base Salary".................................1
                             "Beneficiary".................................1
                             "Benefits"....................................1
                             "Board"
                             "Bonuses".....................................1
                             "Budget Year".................................1
                             "Change in Control"...........................1
                             "Code"........................................2
                             "Committee....................................2
                             "Common Stock"................................2
                             "Company".....................................2
                             "Director"....................................2
                             "Director Compensation".......................2
                             "Employee"....................................2
                             "ERISA".......................................2
                             "Net Income"..................................2
                             "Budget Plan".................................2
                             "Participant".................................2
                             "Participating Director"......................2
                             "Plan"........................................2
                             "Plan Year"...................................2
                             "Retirement"..................................2
                             "Target Levels"...............................3

ARTICLE       III.  Eligibility and Participation..........................3

ARTICLE       IV.   Benefits...............................................3
                    4.01     Summary.......................................3
                    4.02     Qualification of Incentive Comp Awards........3
                    4.03     Illustration of Incentive Comp Calculation....4
                    4.04     Award Distribution............................4
                    4.05     Extraordinary Events..........................4
                    4.06     Bonus Award...................................4
                    4.07     Revocation for Misconduct.....................5
                    4.08     Payment of Benefits...........................5
                    4.09     Minority, Disability, or Incompetency.........5
                    4.10     Designation of Beneficiary....................5



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ARTICLE       V.    Plan Administration..................................6
                    5.01     The Committee...............................6
                    5.02     Claims Procedure............................6

ARTICLE       VI.   Amendment and Termination............................6
                    6.01     Right to Amend or Terminate.................6

ARTICLE       VII.  General Provisions...................................6
                    7.01     Prohibition Against Alienation..............6
                    7.02     No Enlargement of Employment Rights.........6
                    7.03     Gender......................................6
                    7.04     Applicable Law..............................7
                    7.05     Titles and Headings.........................7
                    7.06     Withholding.................................7

EXHIBIT A


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                            TF FINANCIAL CORPORATION

                           INCENTIVE COMPENSATION PLAN

ARTICLE I. General Provisions
           ------------------

         1.01 Purpose. This document sets forth the TF Financial Corporation Incentive Compensation Plan, as established by the Company and other sponsoring subsidiary corporations. The Plan is maintained for the purpose of providing certain Participating Directors and selected Employees with incentive compensation payable in the form of Bonuses in the event that the Company and its subsidiaries meet certain performance goals indicative of its profitability and stability.

         It is intended that the Plan shall be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Section 201(2) of ERISA and the non-employee directors of the Company and the Bank and that benefits provided under the Plan shall be taxable to Participants only when actually received. The Plan shall be administered, construed, and interpreted in a manner consistent with the purpose and intent set forth in this Section.

         1.02. Effective Date. The effective date of this Plan is October 18, 2004.


ARTICLE II.  Definitions
             -----------

         Unless the context clearly requires otherwise, the terms defined in this Article II shall, for all purposes of this Plan, have the respective meanings specified in this Article II.

                  "Bank" shall mean Third Federal Savings Bank, a federally chartered stock savings bank.

                  "Base Salary" is defined as the annual rate of base compensation of an employee exclusive of bonuses, stock awards, expensive reimbursement, fees earned, incentive compensation payments, company stock dividends and base salary increases that have been granted, but not implemented. An officer's base salary as of close of business December 31st will be the salary utilized in the incentive compensation calculations.

                  "Beneficiary" shall mean the person or persons designated as a Participant's beneficiary or beneficiaries in accordance with Section 4.10.

                  "Benefits" shall mean as to any Participant any benefits provided for under Article IV.

                  "Board" shall mean the Board of Directors of the Company or other sponsoring subsidiary corporation.

                  "Bonuses" shall mean cash bonuses payable immediately.

                  "Budget Year" is defined as the calendar year, January 1st through December 31st, for which Management has prepared and presented a budget for approval by the Board detailing the projected performance of the Bank and Company. The budget is a one year plan which incorporates Management's growth and performance goals, initiatives and objectives.

                  "Change in Control" shall mean: (i) the sale of all, or a material portion, of the assets of the Company; (ii) the merger or recapitalization of the Company or any merger or recapitalization whereby the Company is not the surviving entity; (iii) a change of control of the Company, as otherwise defined or determined by the Office of Thrift Supervision or regulations promulgated by it; or (iv) the acquisition, directly



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or indirectly,  of the beneficial  ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Company by any person, trust, entity or group. This limitation shall not apply to the purchase of shares by underwriters in connection with a public offering of Company stock, or the purchase of shares of up to 25% of any class of securities of the Company by a tax-qualified employee stock benefit plan which is exempt from the approval requirements, set forth under 12 C.F.R. 574.3(c)(1)(vi) as now in effect or as may hereafter be
amended.   The  term  "person"   refers  to  an  individual  or  a  corporation,
partnership,   trust,   association,   joint  venture,  pool,  syndicate,   sole
proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to a Code section shall include any comparable section or sections of future legislation that amends, supplements or supersedes such section.

                  "Committee" means the Compensation Committee previously appointed by the Board. Members of the Committee shall serve at the pleasure of the Board. In the absence at any time of a duly appointed Committee, the Plan shall be administered by the Board.

                  "Common Stock" means the common stock of the Company.

                  "Company" means TF Financial Corporation.

                  "Director" means any member of the Board of Directors of the Company or the Bank.

                  "Director Compensation" defined as the annual rate of compensation derived from directors fees and committee fees of any member of the Board of Directors of the Company, any subsidiary of the Company or the Bank exclusive of bonuses, stock awards, expense reimbursements, incentive compensation payments, and company stock dividends.

                  "Employee" means any individual who performs service in the employ of the Company, or a subsidiary of the Company, excluding any individual who performs such services as a self-employed person or solely as a Director.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Net Income" shall mean net income of the Company reported on a consolidated basis for a fiscal year; provided, however, Net Income for a given fiscal year shall not give effect to any one-time non-recurring or extraordinary payment or event as interpreted by the Committee.

                  "Budget Plan" is defined as the current Budget Plan presented to and approved by the Company's Board of Directors in December of the prior fiscal year.

                  "Participant" means an Employee or Participating Director who has become a Participant in the Plan as provided in Article III.

                  "Participating Director" shall mean a director serving on the Board of Directors of the Company or the Bank who is not otherwise an Employee.

                  "Plan"   means   the  TF   Financial   Corporation   Incentive
Compensation Plan, as herein set forth and as it may from time to time be amended.

                  "Plan Year" means the 12 consecutive month period beginning January 1st and on each anniversary of that date.

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                  "Retirement"  shall  mean  termination  of  employment  of  an employee of the Company or Bank following attainment of not less than age 60 and completion of not less than 15 years of service.

                  "Target Levels" is defined as the performance goals selected by the Compensation Committee against which the actual performance for the plan year will be measured. It will be Management's objective to meet or exceed 100% of the select performance targets as established in the Board-approved budget.


ARTICLE III.  Eligibility and Participation
              -----------------------------

         (a) Directors of the Company or the Bank who are not Employees shall be deemed Participating Directors as of the Effective Date of their appointment to the Board of Directors of the Company or the Bank. They shall be entitled to their pro-rata share of their plan payment based upon the number of days they served on the Board during the plan year and conditioned upon achievement of plan targets.

         (b) On or before the first day of each Plan Year, the Committee, in its discretion, shall select the Employee or Employees who shall participate in the Plan for the Plan Year and each such Participant's award allocation for such Plan Year; provided that for the Plan Year beginning January 1st, the Employees are eligible to participate in the Plan. The Committee may, in its sole discretion, limit participation in the Plan for any reason including, but not limited to, ensuring that the Plan at all times is a plan described in Section 201(2) of ERISA.

         Notwithstanding any provision of the Plan inconsistent herewith, if a Participant terminates service with the Company and the Bank during a Plan Year for a reason other than his or her disability, death, Retirement, or a Change in Control, then the Participant shall not be entitled to receive any Benefits payable under the Plan.


ARTICLE IV.  Benefits
             --------

         4.01 Summary. When the Company achieves target levels of performance detailed in the Budget Plan as determined by the Company's Board of Directors prior to the beginning of the Plan Year, each participant in the Plan will receive an award equal to their base annual salary, multiplied by a Final Incentive Program percentage. The Final Incentive Program percentage is calculated at the end of the Plan Year and is the sum of three component percentages ("Components") - Number of new Deposit Households, Consolidated Net Income, and Originated Loans Outstandings - each of which comprises separate Component Ratio and Weighting Factor. The Components are subject to change annually based upon the goals and objectives of the Company.

Number of new Deposit Households from calendar year-end to calendar year-end exclusive of zero balance and certificate of deposit only households.

Consolidated Net Income is defined as the Net Income of the Company excluding any extraordinary factors or events as identified and so designated by the Committee and the Board of Directors.

Originated Loans Outstandings is defined as the net change in total originated loans outstandings from calendar year-end to calendar year-end.

Each Component has a Weighting Percentage depending on the importance of that attribute, and each executive is assigned an Individual Target Participant Factor as recommended by the Compensation Committee and approved by the Board of Directors.

Goals will have been met when the performance for the current year equals the Plan Year's Budget Plan, in which case, the Resultant will equal the Component Target. However, the Resultant may be greater or less than the Component Target depending on the ability to reach or exceed the Budget Plan.


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         4.02  Qualification of Incentive Comp Awards. No awards will be granted unless the Actual Year Consolidated Net Income for the Company is at least 90% of the Budget Year Consolidated Net Income, after factoring in the cost of payment of all respective Incentive Plan awards.

         4.03 Illustration of Incentive Comp Calculation. Exhibit A illustrates the calculations that lead to the Final Incentive Program Percentage. Note that Number of Deposit Households, Net Income, and Originated Loan Outstandings are all on a consolidated basis and, for the example, a 40% Participant Factor was used. The columns are identified by number, e.g. [1], and the discussion refers to those numbers.

Formula [1] is the comparison, for example in the first row, of actual Consolidated Net Income to Budget Plan Consolidated Net Income. The goal is to achieve Consolidated Net Income equal to the Budget Plan, resulting in a Component Ratio [2] of 1.00. The Weighting Factor [3] for this component is 40%.

Multiplying columns [2] x [3] x the Individual Target [4] yields the Resultant [5]. The Component Target [6] is not variable and shows what the Resultant column is if the Consolidated Net Income exactly equals the Budget Plan. Any deviation from the Budget Plan Target will be reflected by a corresponding change in the Resultant percentage for that Incentive Plan Component. The sum of the Resultants for each Component will yield the Final Incentive Plan Percentage. Multiplication of the Final Incentive Plan Percentage times the respective base salary of the individual will yield the Incentive Plan payout, which may be equal to, less than, or more than the Participant's Incentive Plan award target, depending on the achievement of the relevant Components of the Budget Plan.

         4.04 Award Distribution. Awards will be distributed to all participants as a percent (%) of Base Salary. Awards will be calculated and paid on an annual basis. Interim reports will be provided at the close of each quarter upon the public release of that quarter's financial information.

         All Incentive Plan awards will be based on the Company's performance in the current year. Regardless of the calculation, no Resultant shall exceed 150% of the Component Target.

         The sum of 100% of the Bonus payable to a Participant, less applicable federal and state income tax withholding, for any Plan Year shall be paid in cash within 45 days of the completion of the audited financial statements for the Company and immediately upon the closing date in the case of a Change in Control.

         4.05 Extraordinary Events. Extraordinary events or occurrences which significantly impact the Components in a positive or adverse manner may be excluded or adjusted for by the Committee and the Board of Directors.

         4.06  Bonus Award.

         (a) Aggregate Amount of Bonuses. Except as otherwise provided in this Article, for each Plan Year, the Company shall pay Bonuses in cash to those Participants eligible to participate in the Plan and to receive a Bonus for the Plan Year if all conditions as defined within the Plan are met.

         (b) Capitalization Requirement. Notwithstanding anything herein to the contrary, the aggregate amount of Bonuses payable shall be proportionately reduced (to zero, if necessary) to the extent that the payment would cause the Bank to cease to be a well-capitalized institution for the fiscal year.

         (c)  Vesting:   General   Schedule.   Except  as   otherwise   provided
hereinafter, Benefits shall become 100% earned and non-forfeitable at the time of payment to the Participant.

         (d) Vesting: Exception for Termination Due to Retirement, Death, or Disability. Bonuses payable to a Participant whose service with the Company or the Bank terminates prior to the conclusion of the current Plan year whether due to Retirement, death, disability shall be entitled to their pro-rata share of their plan



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payment  based upon the number of days they were employed or served on the Board of Director of the  Company or Bank  during the plan year and  conditioned  upon
achievement  of  plan  targets.   Payment  will  be  made  concurrent  with  all
participant plan payments for that plan year.

         (e) Vesting: Exception for a Change in Control. All Bonuses payable to a Participant shall be deemed to be immediately 100% earned and payable on the closing date in the event of a Change in Control. The decision of the Committee as to whether a change in control has occurred shall be conclusive and binding as to all affected Participants.

         4.07 Revocation for Misconduct. Notwithstanding anything herein to the contrary, the Company's Board of Directors may, by resolution, immediately revoke, rescind and terminate any Benefits earned by Employees or Participating Directors, to the extent the Participant has not collected a Bonus, if the Participant is discharged from the service or employ of the Company for Cause (as hereinafter defined), or is discovered after termination of service or employment to have engaged in conduct that would have justified termination for Cause. "Cause" is defined as personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profits, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or a final cease-and-desist order, or a material breach of the Participant's employment agreement (if any) with the Company or the Bank. A determination of Cause shall be made by the Board of Directors of the Company or the Bank within its sole discretion.

         4.08 Payment of Benefits. All Benefits under this Plan shall be provided by the Company or the Bank directly to Participants, and the Committee shall have no responsibility thereto other than to inform the Company or the Bank, as soon as practicable after the end of each Plan Year, in writing as to the Benefits to be provided.

         (a) No Trust or Trust Fund. The Benefits payable under the Plan shall be paid by the Company or the Bank out of its general assets and shall not be funded by trust or otherwise. Nothing contained in this Plan shall constitute, or be treated as, a trust or create any fiduciary relationship. The Company or the Bank shall be under no obligation to segregate any assets for the purpose of providing Benefits under the Plan and no person or entity which is entitled to payment under the terms of the Plan shall have any claim, right, security interest, or other interest in any fund, trust, account, insurance contract, or asset of the Company or the Bank. To the extent that a Participant or any other person acquires a right to receive any Benefit under the Plan, such right shall be limited to that of a recipient of an unfunded, unsecured promise to pay amounts in the future and the Participant's (or other person's) position with respect to such amounts shall be that of a general unsecured creditor of the Company or the Bank, as applicable.

         4.09 Minority, Disability, or Incompetency. If any Benefit becomes payable under this Plan to a minor, to a person under legal disability or to a person not adjudicated incompetent but who the Committee in its discretion determines to be incapable by reason of illness or mental or physical disability of managing his financial affairs, the Committee may direct that such Benefit shall be paid to the legal representative or custodian of such person or to any relative or friend of such person, or that such amount be paid directly for such person's support and maintenance. Payments so made in good faith shall completely discharge the Committee, the Company and the Bank of any and all obligations and liabilities with respect to such payments.

         4.10 Designation of Beneficiary. A Participant may file with the Committee a written designation of a Beneficiary who is to receive his vested benefits in the event of the Participant's death prior to his or her collection of said benefits. Such designation of Beneficiary may be changed at any time by written notice to the Committee. The designation last filed with the Committee shall be controlling. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of the Participant's death, the Participant's estate shall be deemed to be the Beneficiary for purposes of this Plan.

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ARTICLE V.  Plan Administration
            -------------------

         5.01 The Committee. In its sole and absolute discretion, which discretion when exercised shall be final and binding on all parties, the Committee shall have the responsibility and authority to control the operation and administration of the Plan in accordance with its terms including, without limiting the generality of the foregoing, the powers and duties: (i) to interpret, apply, and administer the Plan, to decide all questions of eligibility, participation, status, benefits, and rights of Participants and Beneficiaries under the Plan; (ii) to establish and amend such rules and procedures as it deems necessary or appropriate to the proper administration of the Plan; (iii) to employ or retain such agents as it deems necessary or advisable to assist in the administration of the Plan, and to delegate to the extent permitted by applicable law such powers and duties as it deems necessary or advisable; (iv) to prepare and file all statements, returns, and reports required to be filed by the Plan with any agency of government; (v) to comply with all disclosure requirements of all applicable state and federal law; and
(vi) to perform all functions otherwise assigned to it under the terms of the Plan.

         5.02 Claims Procedure. Claims for Benefits under the Plan shall be filed in writing with the Committee. Written notice of the Committee's disposition of a claim generally shall be furnished to the claimant within 60 days after the application therefore is filed. However, if special circumstances exist of which the Committee notifies the claimant within such 60-day period, the Committee may extend such period to the extent necessary, but in no event beyond 180 days after the claim is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in writing, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. Any claimant who has been denied a Benefit shall be entitled, upon request to the Committee, to appeal the denial of his claim within 60 days following the Committee's determination described in the preceding sentence. Upon such appeal, the claimant, or his representative, shall be entitled to examine pertinent documents, submit issues and comments in writing to the Committee, and meet with the Committee. The Committee shall review its decision and issue a final decision to the claimant in writing, generally within 60 days following such appeal. However, if special circumstances exist of which the Committee notifies the claimant within such 60-day period, the Committee may extend such period to the extent necessary, but in no event beyond 120 days following such appeal.


ARTICLE VI.  Amendment and Termination
             -------------------------

         6.01 Right to Amend or Terminate. The Board of Directors of the Company or the Bank reserves the right at any time to terminate or amend the Plan in any manner and for any reason; provided, that no amendment or termination shall, without the consent of the Participant or, if applicable, the Beneficiary, adversely affect such Participant's or Beneficiary's rights with respect to Benefits accrued as of the date of such amendment or termination. Notwithstanding the foregoing, the Board or the Committee reserves the right at any time to terminate the Plan, the participation of any Participant and/or to distribute all sums due under the Plan to any or all Participants in whole or in part without prior notice or consent.


ARTICLE VII.  General Provisions
              ------------------

         7.01 Prohibition Against Alienation. Benefits payable to a Participant or Beneficiary under the terms of this Plan shall not be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, hypothecation, attachment, receivership, or encumbrance of any kind, nor shall it pass to any trustee in bankruptcy or be reached or applied by any legal process for the payment of any obligations of the Participant or Beneficiary, except at such times and in such manner as provided in this Plan.

         7.02 No Enlargement of Employment Rights. Nothing contained in this Plan shall give or be construed as giving any Employee or Participating Director the right to be retained in the service or employment of the Company or the Bank, or shall interfere with the right of the Company or the Bank to discharge or otherwise terminate any Participating Director's or Employee's employment or service at any time.

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         7.03 Gender.  Whenever any masculine  terminology is used in this Plan, it shall be taken to include the feminine, unless the context otherwise indicates.

         7.04 Applicable Law. This Plan shall be construed and regulated, and its validity and effect and the rights hereunder of all parties interested shall at all times be determined, in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent such state law is preempted by federal law.

         7.05 Titles and Headings. The titles and headings included herein are included for convenience only and shall not be construed as in any way affecting or modifying the text of this Plan, which text shall control.

         7.06 Withholding. The Company and the Bank reserves the right to withhold from payments of Benefits such amounts of income, payroll, and other taxes as it deems advisable.